POWER OF ATTORNEY

ATTICUS MANAGEMENT LIMITED (the "Company") with its registered office at Sidney Vane House, Admiral Park, St. Peter Port, Guernsey hereby make, constitute and appoint each of SCOTT KISLIN, KEVIN TAGAMI, DEMETRIOS VASILAKIS and CHARLES FORTIN (the "Attorneys"), acting individually, as its agent and attorney-in-fact for the purpose of executing on the Company's behalf and in its name, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities, futures contracts or other investments, and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with the United States Commodities Futures Trading Commission and National Futures Association, the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act, Form SH, and any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act. All past acts of the Attorneys in furtherance of the foregoing are hereby ratified and confirmed. The Company hereby ratifies and confirms and agrees to ratify and confirm all acts an Attorney lawfully does or causes to be done in relation to the exercise of the powers and authorities hereby granted.
This Power of Attorney shall be governed by and construed in accordance with the laws of the Island of Guernsey.
This Power of Attorney shall be valid for a period of one year from the date of issue and shall remain in full force and effect until either revoked in writing by the Company or until such time as the Attorney cease(s) to be an employee of, or otherwise associated with, Atticus Capital LP or one of its affiliates.

IN WITNESS WHEREOF
The Common Seal of
ATTICUS MANAGEMENT LIMITED
was hereunto affixed, duly witnessed by

/s/ I Domaille
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I C Domaille - Director

/s/ Robert Sinclair
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Artemis Secretaries Limited - Secretary

Issued in Saint Peter Port, Guernsey, on the 29 December 2008